 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
 _________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 11, 2013
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LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)
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DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On July 11, 2013, the Board of Directors (the “Board”) of Levi Strauss & Co. (the “Company”) elected Spencer Fleischer as a new member of the Board. Mr. Fleischer will serve as a Class I director and has been appointed to serve as a member of the Audit and Finance Committees of the Board. Mr. Fleischer will receive compensation as a non-employee director in accordance with the Company's non-employee director compensation practices described under the heading “Director Compensation” of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 7, 2013, as amended from time to time.
There is no understanding or arrangement between Mr. Fleischer and any other person or persons with respect to his election as director and there are no family relationships between Mr. Fleischer and any other director or executive officer or person nominated or chosen by the Company to become a director or executive officer. Mr. Fleischer will be a party to the Company's standard form Director Indemnification Agreement. There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a party in which Mr. Fleischer or any member of his immediate family had, or will have, a direct or indirect material interest.
A copy of the press release announcing the election of Mr. Fleischer is attached as Exhibit 99.1 hereto.

ITEM 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release, dated July 16, 2013, announcing the election of Spencer Fleischer to the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE:	July 16, 2013	By:	/s/ Heidi L. Manes
		Name:	Heidi L. Manes
		Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated July 16, 2013, announcing the election of Spencer Fleischer to the Board.